UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 8, 2010, Kraft Foods Inc. issued $1,000,000,000 aggregate principal amount of its 2.625% Notes due 2013 (the “2013 Notes”), $1,750,000,000 aggregate principal amount of its 4.125% Notes due 2016 (the “2016 Notes”), $3,750,000,000 aggregate principal amount of its 5.375% Notes due 2020 (the “2020 Notes”) and $3,000,000,000 aggregate principal amount of its 6.500% Notes due 2040 (the “2040 Notes” and, together with the 2013 Notes, the 2016 Notes and the 2020 Notes, the “Notes”). The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of October 17, 2001, by and between us and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York and The Chase Manhattan Bank), as trustee, on the terms and conditions set forth in an Officers’ Certificate, dated February 8, 2010 (the “Officers’ Certificate”). A copy of the Officers’ Certificate is filed as Exhibit 4.1(a) to this report.

In connection with the issuance of the Notes, on February 4, 2010, we entered into a Terms Agreement (the “Terms Agreement”) with BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and RBS Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which we agreed to issue and sell the Notes to the Underwriters. The provisions of an Amended and Restated Underwriting Agreement dated as of December 5, 2007 (the “Underwriting Agreement”) are incorporated by reference into the Terms Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 and a copy of the Terms Agreement is filed as 1.2 to this report.

We have filed with the Securities and Exchange Commission (the “SEC”) a Prospectus dated December 4, 2007 and a Prospectus Supplement (the “Prospectus Supplement”) dated February 4, 2010, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-147829) (the “Registration Statement”) in connection with the public offering of the Notes. We are filing the items listed below as exhibits to this Current Report on Form 8-K for the purpose of incorporating them as exhibits to the Registration Statement.

The Notes are subject to certain customary covenants, including limitations on our ability, with significant exceptions, to (i) incur debt secured by liens above a certain threshold, (ii) engage in certain sale and leaseback transactions above a certain threshold and (iii) consolidate, merge, convey or transfer our assets substantially as an entirety. In addition, upon the occurrence of both (i) a change of control of us and (ii) a downgrade of the Notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc. within a specified period, we will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the date of repurchase as set forth in more detail in the Prospectus Supplement. We may redeem all, but not part, of a series of the Notes upon the occurrence of specified tax events as described in more detail in the Prospectus Supplement. The specimen of the Notes is filed as Exhibit 4.1(b) to this report.

Interest on the 2013 Notes is payable semiannually on May 8 and November 8, commencing November 8, 2010, to holders of record on the preceding April 23 and October 24. Interest on the 2016 Notes is payable semiannually on February 9 and August 9, commencing August 9, 2010, to holders of record on the preceding January 25 and July 25. Interest on the 2020 Notes is payable semiannually on February 10 and August 10, commencing August 10, 2010, to holders of record on the preceding January 26 and July 26. Interest on the 2040 Notes is payable semiannually on February 9 and August 9, commencing August 9, 2010, to holders of record on the preceding January 25 and July 25. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The 2013 Notes will mature on May 8, 2013. The 2016 Notes will mature on February 9, 2016. The 2020 Notes will mature on February 10, 2020. The 2040 Notes will mature on February 9, 2040.

The Notes will be senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness.

In connection with the issuance of the Notes, Gibson, Dunn & Crutcher LLP and Hunton & Williams LLP provided legal opinions which are filed with this report as Exhibits 5.1 and 5.2.

Item 9.01	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit Number	Description

1.1	Amended and Restated Underwriting Agreement, dated December 5, 2007 (incorporated by reference to Exhibit 1.1 to Kraft Foods Inc.’s Current Report on Form 8-K filed with the SEC on December 12, 2007).

1.2	Terms Agreement among Kraft Foods Inc. and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and RBS Securities Inc., as representatives of the several underwriters named therein, dated February 4, 2010.

4.1(a)	Officers’ Certificate establishing the terms and forms of the Notes, dated February 8, 2010.

4.1(b)	Specimen of 2.625% Notes due 2013.

4.1(c)	Specimen of 4.125% Notes due 2016.

4.1(d)	Specimen of 5.375% Notes due 2020.

4.1(e)	Specimen of 6.500% Notes due 2040.

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of certain securities, dated February 8, 2010.

5.2	Opinion of Hunton & Williams LLP regarding the validity of certain securities, dated February 8, 2010.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: February 8, 2010
/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary